EXHIBIT 4.2

                           BERGEN BRUNSWIG CORPORATION

                              OFFICERS' CERTIFICATE

Bergen Capital Trust I, a Delaware business trust (the "Trust"), will offer to the public $300,000,000 aggregate liquidation amount of its 7.80% Trust Originated Preferred SecuritiesSM ("TOPrS[SM]"), representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The Trust will issue and sell $9,278,350 aggregate liquidation amount of it common securities, representing undivided beneficial interests in the Trust (the "Common Securities"), to Bergen Brunswig Corporation, a New Jersey corporation (the "Company").

The Trust proposes to invest the proceeds from the sale of both the Preferred Securities and the Common Securities (collectively, the "Trust Securities") in $309,278,350 aggregate principal amount of a series of 7.80% Subordinated Deferrable Interest Notes due June 30, 2039 of the Company, issued pursuant to an indenture, dated as of May 14, 1999 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

The Trust Securities will be issued pursuant to the terms of an amended and restated declaration of trust of the Trust, dated as of May 26, 1999 (the "Declaration"), among the Company, the holders from time to time of the Trust Securities, and the five trustees of the Trust. Three of said trustees are officers of the Company (the "Regular Trustees"). Chase Manhattan Bank and Trust Company, National Association, will act as the property trustee (the "Property Trustee") and one of its affiliates will act as the Delaware trustee (the "Delaware Trustee").

Any capitalized term not defined herein shall have the meaning ascribed to it in the Indenture.

Pursuant to Sections 1.02 and 3.01 of the Indenture, the undersigned duly authorized officers of the Company hereby certify on behalf of the Company as follows:

1. Authorization. The establishment of a series of the subordinated debt securities of the Company has been approved and authorized, in accordance with the provisions of the Indenture, pursuant to resolutions adopted by the board of directors of the Company on May 14, 1999 (the "Board Resolutions").

2. Compliance with Covenants and Conditions Precedent. All covenants and conditions precedent set forth in the Indenture have been complied with as relating to the establishment of the series of subordinated debt securities.

3. Terms. The terms of the series of subordinated debt securities established pursuant to this officers' certificate shall be as follows:

__________________
SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.


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         (a) Title. The title of this series of subordinated  debt securities is the 7.80%  Subordinated  Deferrable  Interest  Notes due June 30,  2039
         (each  a  "Subordinated  Note"  and  collectively,   the  "Subordinated
         Notes").

         (b) Aggregate Principal Amount. The aggregate principal amount of the Subordinated Notes which may be authenticated and delivered pursuant to the Indenture is $309,278,350 (except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Subordinated Notes, pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07, or 13.03 of the Indenture, and
         except for Subordinated Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

         (c) Registered Securities in Book-Entry Form. Except as provided in paragraph (w) below, the Subordinated Notes will be issued in fully registered certificated form without interest coupons. Pursuant to paragraph (w) below, the Subordinated Notes may be issued in book-entry form ("Book-Entry Subordinated Notes") and represented by one or more global notes (the "Global Subordinated Notes") in fully registered form, without coupons. The initial Depositary with respect to the Global Subordinated Notes will be The Depository Trust Company, as depositary  for  the  accounts  of its  participants.  So  long  as the
         Depositary for a Global Subordinated Note, or its nominee, is the registered owner of the Global Subordinated Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Notes in book-entry form represented by such Global Subordinated Note for all purposes under the Indenture. Book-Entry Subordinated Notes will not be exchangeable for Subordinated Notes in definitive form ("Definitive Subordinated Notes") except that, if the Depositary with respect to any or all Global Subordinated Notes is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Definitive Subordinated Notes in exchange for the Book-Entry Subordinated Notes represented by any or all such Global Subordinated Notes. In addition, the Company may at any time and in its sole discretion determine not to have Global Subordinated Notes, and, in such event, will issue Definitive Subordinated Notes in exchange for the Book-Entry Subordinated Notes represented by such Global Subordinated Notes in accordance with the provisions of Section 3.05 of the Indenture.

         (d) Persons to Whom Interest Payable. Interest will be payable to the Person in whose name a Subordinated Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such Subordinated Note, except for interest payable on a Subordinated Note surrendered for redemption as set forth in paragraph (i) below.

         (e) Stated Maturity. The principal amount of the Subordinated Notes will be payable on June 30, 2039, subject to earlier redemption as set forth in paragraph (i) below.

         (f) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest. The Subordinated Notes will bear interest at the

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         rate  of  7.80%  per  annum  (the  "Coupon  Rate").   Interest  on  the
         Subordinated Notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on June 30, 1999. In respect of any Subordinated Notes of which the Property Trustee is the registered holder or any Subordinated Notes which are in book-entry only form, the Regular Record Date shall be one Business Day before the relevant Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or a Dissolution Event, as defined in paragraph (w) below, has occurred and subsequent thereto the Subordinated Notes are not represented by a Global Subordinated Note pursuant to the provisions of Section 3.05 of the Indenture, the Regular Record Date will be the 15th day of the last month of each quarterly distribution period (whether or not a Business
         Day) next preceding such Interest Payment Date. The Subordinated Notes will bear interest from May 26, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including May 26, 1999 if no interest has been paid or duly provided for with respect to such Subordinated Note) to, but excluding, the next succeeding Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (g) Additional Interest. If at any time while the Property Trustee is the holder of any Subordinated Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority (collectively, the "Taxes"), then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying the Taxes will be equal to the amounts the Trust and the Property Trustee would have received had no such Taxes been imposed.

         (h) Place of Payment; Registration of Transfer and Exchange; Notices to Company. Payment of the principal of and interest on the Subordinated Notes will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such

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         address  shall appear in the  Security  Register.  Notwithstanding  the foregoing, so long as the registered holder of any Subordinated Notes is the Property Trustee, the payment of the principal of and interest (including Additional Interest, if any) on such Subordinated Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Subordinated Notes may be presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose.

         Notices and demands to or upon the Company in respect of the Subordinated Notes and the Indenture may be served at Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868, attention:
         Chief Legal Officer.

         (i) Redemption. The Subordinated Notes are not entitled to any mandatory redemption or sinking fund payments. The Company can redeem some or all of the Subordinated Notes before their maturity as set forth below.

                  (1) Optional Redemption. The Subordinated Notes will be redeemable, in whole or from time to time in part, at the option of the Company at any time on or after May 26, 2004 at a redemption price equal to 100% of the principal amount per Subordinated Note to be redeemed plus, in each case, accrued and unpaid interest thereon to the Redemption Date (the "Redemption Price").

                  (2) Special Event Redemption. If, at any time, a Tax Event or an Investment Company Event (each as defined below, and each a "Special Event") shall occur and be continuing, the Company shall have the right to redeem the Subordinated Notes in whole or in part, for cash within 90 days following the occurrence of such Special Event, at the Redemption Price.

                           (i) "Investment Company Event" means that the Trust shall have received an opinion of counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an investment company which is required to be registered under the 1940 Act which Change in 1940 Act Law becomes effective on or after May 20, 1999.

                           (ii) "Tax Event" means that the Trust shall have received an opinion of counsel experienced in such matters to the effect that on or after May 20, 1999, as a result of: (A) any amendment to, or change (including any announced proposed change) in, the

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                           laws (or any  regulations  thereunder)  of the United
                           States  or  any  political   subdivision   or  taxing
                           authority thereof or therein; or (B) any official or administrative pronouncement or action, or judicial decision, interpreting or applying such laws or regulations, where such change or amendment becomes effective, or such pronouncement, action or decision is announced or occurs, in each case on or after May 20, 1999, there is more than an insubstantial risk that: (I) the Trust is or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Notes; (II) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of
                           other   taxes,    duties,    assessments   or   other
                           governmental charges; or (III) interest payable by the Company to the Trust on the Subordinated Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the
                           Company  for  United   States   federal   income  tax
                           purposes.

                  (3) Notice of Redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Subordinated Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date, interest will cease to accrue on the Subordinated Notes or portions thereof called for redemption. If less than all of the Subordinated Notes are to be redeemed, the Subordinated Notes (or portions thereof) to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate, provided that if, at the time of redemption, the Subordinated Notes are registered as a Global Subordinated Note, the Depositary shall determine the principal amount of such Subordinated Notes held by each holder to be redeemed in accordance with its procedures.

                  (4) Prohibition on Partial Redemption. If a partial redemption of the Subordinated Notes would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Notes in whole.

         (j)    Extension of Interest Payment Period.

                  (1) Right to Extend. The Company shall have the right, at any time, and from time to time, during the term of the Subordinated Notes to extend the interest payment period of such Subordinated Notes for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), provided no Event of Default has occurred and is continuing with respect to the Subordinated Notes. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this paragraph, will bear interest thereon at the Coupon Rate for each quarterly period of the Extended

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                  Interest Payment Period.  At the end of the Extended  Interest
                  Payment Period, the Company shall pay all interest accrued and unpaid on the Subordinated Notes including any Additional Interest ("Deferred Interest") which shall be payable to the
                  holders  of  the   Subordinated   Notes  in  whose  names  the
                  Subordinated Notes are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period.

                  Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. Notwithstanding the preceding sentence, the Company may at any time during the Extended Interest Payment Period elect, in its sole discretion, to pay any or all of the interest accrued to that selected date during the Extended Interest Payment Period, provided that the Company remains obligated to pay any remaining accrued and unpaid interest by the end of the Extended Interest Payment Period.

                  (2) Notice of Extension.

                           (i) If the Property Trustee is the only registered holder of the Subordinated Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of: (A) the next succeeding date on which Distributions on the Trust Securities are payable; or (B) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

                           (ii) If the Property Trustee is not the only holder of the Subordinated Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Subordinated Notes written notice of its selection of such Extended Interest Payment Period ten Business Days before the earlier of: (A) the next succeeding Interest Payment Date; or (B) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Subordinated Notes.

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                           (iii) The  quarterly  period  in which any  notice is
                           given pursuant to paragraphs (i) or (ii) of this subparagraph (2) shall be counted as one of the 20 quarterly periods permitted in the maximum Extended
                           Interest   Payment   Period   permitted   under  this
                           paragraph (j).

                           (iv) The Regular Trustees shall give written notice to the holders of the Preferred Securities of the Company's selection of such Extended Interest Payment Period as soon as practicable after the Regular Trustees receive the Company's written notice contemplated by subparagraphs (i) and (ii) of this subparagraph (2).

         (k) Limitation of Transactions. If Subordinated Notes are issued to the Trust or a trustee of the Trust and: (1) there shall have occurred any event that would constitute an Event of Default; or (2) the Company shall be in default with respect of its payment or other obligations under the preferred securities guarantee agreement, dated as of May 26, 1999, between the Company and Chase Manhattan Bank and Trust Company, National Association, as Preferred Guarantee Trustee; or (3) the Company shall have given notice of its election to defer payments of interest on the Subordinated Notes by extending the interest payment period as provided in paragraph (j) above; or (4) the Company shall have given notice of its election to defer payments of interest on any other series of subordinated notes that may be issued by it, now or in the future, to any other trust, partnership, or similar entity affiliated with the Company pursuant to the terms of the applicable indenture; then: (i) the Company will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; and (ii) the Company will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) of the Company which rank pari passu with or junior to the Subordinated Notes, including the Subordinated Notes themselves in the event that clause (4) above is applicable; provided, that, clause (i) immediately above does not apply to: (A) any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is being paid; (B) purchases or acquisitions by the Company of shares of its common stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents, or employees or the Company's dividend reinvestment or director, officer, agent, or employee stock purchase plans; (C) a reclassification of the Company's capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock; (D) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged for capital stock; (E) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's capital stock; or
         (F) any declaration by the Company of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including any such existing plan) in the future or the redemption or repurchase of any such rights pursuant thereto.

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         (l) Denominations. The Subordinated Notes are issuable in denominations of $25 and integral multiples thereof.

         (m) Agreement to Subordinate. The Company covenants and agrees, and each holder of Subordinated Notes issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Subordinated Notes shall be issued subject to the provisions of Article Sixteen of the Indenture; and each holder of a Subordinated Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. Notwithstanding the foregoing, the Subordinated Notes shall rank at least equal with all other series of subordinated notes that may be issued by the Company, now or in the future, to other trusts, partnerships, or similar entities affiliated with the Company in connection with their issuance of securities similar to the Preferred Securities.

         (n) Security Register; Paying Agent. The Security Register for the Subordinated Notes will be initially maintained at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as the initial Paying Agent.

         (o) Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company will:

                  (1) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities; and

                  (2) use its reasonable efforts to cause the Trust: (i) to remain a statutory business trust, except in connection with a distribution of Subordinated Notes as provided in the Declaration, the redemption of all of the Trust Securities or certain mergers, consolidations, or amalgamations permitted by the Declaration, and (ii) to continue to be treated as a grantor trust for United States federal income tax purposes.

         (p)  Events  of  Default.  For the  Subordinated  Notes  only,  a valid extension of the interest  payment period in accordance  with paragraph
         (j) hereof shall not constitute a Default or Event of Default under the Indenture. For the Subordinated Notes only, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with: (i) the distribution of the Subordinated Notes to the holders of the Trust Securities in liquidation of the Trust; (ii) the redemption of all the Trust Securities; or (iii) mergers, consolidations or amalgamations, each as permitted by the Declaration, shall constitute an Event of Default.

         (q) Waiver of Past Defaults. For the Subordinated Notes only, any waiver pursuant to Section 5.13 of the Indenture or any modification of such a waiver shall not be effective until the holders of a majority in

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         liquidation  amount of Trust  Securities  shall have  consented to such waiver; provided, however, that if the consent of the holder of each Outstanding security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

         (r) Listing on Exchanges. If the Subordinated Notes are to be issued as a Global Subordinated Note in connection with the distribution of the Subordinated Notes to the holders of the Preferred Securities upon a Dissolution Event, as defined below, the Company will use its best efforts to list such Subordinated Notes on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

         (s) Direct Action. The Company and the Trustee acknowledge that pursuant to the Declaration, the holders of Preferred Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action (as defined therein) with respect to any Event of Default under the Indenture.

         (t) Supplemental Indentures. For the Subordinated Notes only, any supplemental indenture referred to in Section 9.02 of the Indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the holder of each Outstanding security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

         (u) Form. The Subordinated Notes will be in substantially the form set forth in Exhibit A attached hereto and may have such other terms as are provided in such form.

         (v) Payment of Expenses. In connection with the offering, sale, and issuance of the Subordinated Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and the operation of the Trust, the Company shall:

                  (1) pay all costs and expenses relating to the offering, sale, and issuance of the Subordinated Notes, including commissions to the underwriters payable pursuant to the underwriting agreement, dated as of May 20, 1999 among the Company, the Trust and the underwriters named therein, and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.07 of the Indenture;

                  (2) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale, and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the trustees of the Trust, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets); and

                  (3) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         (w) Dissolution Event. "Dissolution Event" means that, as a result of an election by the Company, the Trust is to be dissolved in accordance with the Declaration, and the Subordinated Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities pro rata in accordance with the Declaration. In connection with a Dissolution Event:

                  (1) Definitive Subordinated Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Subordinated Note in an aggregate principal amount equal to all Definitive Subordinated Notes Outstanding to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Subordinated Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this officers' certificate. Payments on the Subordinated Notes issued as a Global Subordinated Note will be made to the Depositary; and

                  (2) if any Preferred Securities are held in non book-entry certificated form, Definitive Subordinated Notes may be presented to the Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non-Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security certificate will be canceled and a Subordinated Note registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this officers' certificate. On issue of such Subordinated Notes, Subordinated Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

Each of the  undersigned,  for himself,  states that he has read and is familiar with the provisions of Article Two of the Indenture (relating to the establishment of the form of securities representing a series of subordinated debt securities thereunder) and Article Three of the Indenture (relating to the establishment of a series of subordinated debt securities thereunder) and, in each case, the definitions therein and relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings, including the Board Resolutions, and that the statements and opinions made by him in this officers' certificate are based upon such familiarity; and that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with as relating to the establishment of the Subordinated Notes.





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



IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate on behalf of the Company as of this 24th day of May, 1999.

                           BERGEN BRUNSWIG CORPORATION

                                            By:  /s/ Donald R. Roden
                                                 ______________________________
                                            Name:  Donald R. Roden
                                            Title: President and Chief Executive
                                                   Officer


                                            By:  /s/ Art Sida
                                                 _______________________________
                                            Name:  Art Sida
                                            Title: Assistant Secretary